UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2012

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way, Tampa, Florida		33647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 637-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 30, 2012, Syniverse Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement (the “Purchase Agreement”) with WP Roaming S.à r.l., a Luxembourg limited liability company (the “Seller”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Company will acquire from the Seller all the shares and preferred equity certificates (whether convertible or not) in WP Roaming III S.à r.l. (“WP Roaming”) (the “Transaction”).

At the closing of the Transaction, the Company will pay to the Seller an amount equal to €172,661,878 (the “Base Amount”), subject to adjustment, plus €250,000 per month from December 31, 2011 through the closing date of the Transaction. The Purchase Agreement reflects a “locked box” approach, such that the Company will acquire WP Roaming with economic effect from December 31, 2011. The Company has paid to the Seller a deposit of €30,000,000 (the “Deposit”).

In addition, at the closing of the Transaction, the Company shall, on behalf of WP Roaming, pay all amounts outstanding to WP Roaming’s third-party lenders in order to ensure the release of all related guarantees and security interests (the “Refinancing”). The Seller has covenanted in the Purchase Agreement that the principal amounts repayable (excluding interest and any other fees, costs and expenses relating thereto) will not exceed approximately €348 million and $89 million.

Consummation of the transaction is subject to receipt of approval of competition authorities in the European Union (or applicable Member States), Brazil, Columbia, Jersey, Taiwan and the Ukraine; and to there being no restraints imposed by competition authorities in Australia, New Zealand, Singapore or the United States (together, these are referred to as the “Relevant Competition Authorities”). The Company is responsible for obtaining the required competition approvals by a date that would permit closing of the Transaction to occur no later than June 24, 2013 (the “Longstop Date”).

The Purchase Agreement will terminate automatically if (i) a Relevant Competition Authority enjoins the transaction or the closing conditions described above have not been satisfied as of the Longstop Date; (ii) one of several specified subsidiaries of WP Roaming experiences an insolvency situation as of the closing date; or (iii) the marketing period for the Company’s financing has not completed by the Longstop Date. Upon automatic termination of the Purchase Agreement, the Company will pay a termination fee of €60,000,000 (against which the Deposit will be credited). In addition, the Company may terminate the Purchase Agreement if WP Roaming’s existing lenders cannot confirm the release of all security interests under WP Roaming’s existing financing agreements effective as of the closing of the Transaction. If the Purchase Agreement is so terminated, the Seller will retain the Deposit but the Company will not be obligated to pay an additional fee.

The Purchase Agreement provides that the Company will be indemnified for breaches of the Seller’s pre-closing covenants and representations, subject to certain limitations.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Commitment Letter

On June 29, 2012, the Company entered into a debt financing commitment letter (the “Commitment Letter”) with Barclays Bank PLC, Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Credit Suisse AG, Credit Suisse Securities (USA) LLC and Goldman Sachs Bank (the “Commitment Parties”).

Pursuant to the Commitment Letter, certain of the Commitment Parties will act as the initial lenders, joint lead arrangers and joint bookrunners with respect to a $700.0 million senior secured credit facility (the “Term Loan Facility”) and a backstop facility which will be available if and to the extent that the Company is unable to incur all or a portion of the Term Loan Facility in compliance with its existing financing agreements on the closing date of the Transaction (the “Backstop Facility”, and together with the Term Loan Facility, the “Facilities”), each subject to the terms and conditions set forth in the Commitment Letter. Proceeds from the Facilities, together with the proceeds of any debt issued in lieu of the Backstop Facility, and cash on hand at the Company will be used to finance the Transaction and pay the fees and expenses related to the foregoing.

Each of the Facilities will include certain representations and warranties, affirmative and negative covenants, events of default, guarantee arrangements and, in the case of the Term Loan Facility, collateral arrangements, as described in the Commitment Letter. The Commitment Parties’ obligations to provide the financing are subject to the satisfaction of specified conditions, including:

•

the consummation of the Transaction substantially concurrently with the initial funding under the Facilities in accordance with the terms of the Purchase Agreement without giving effect to any modification, amendment, consent or waiver material and adverse to the lenders without the consent of the Commitment Parties;

•	the accuracy of certain major representations, as described in the Commitment Letter;

•	the absence of certain major events of default, as described in the Commitment Letter;

•	the consummation of the Refinancing substantially concurrently with the initial funding under the Facilities;

•	the delivery of financial statements and certain marketing materials, as described in the Commitment Letter;

•

the execution and delivery of definitive loan documentation for the Facilities, including receipt of documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules; and

•	the payment of fees and expenses in connection with the Facilities.

The documentation governing the Term Loan Facility and Backstop Facility has not been finalized, and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter. The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Commitment Letter, which will be filed as an exhibit to the Company’s next periodic report.

Item 7.01	Regulation FD Disclosure

On July 3, 2012, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 3, 2012

SYNIVERSE HOLDINGS, INC.

By:	/s/ David W. Hitchcock
	Name:	David W. Hitchcock
	Title:	Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 3, 2012